UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2008

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2nd Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

        Westmoreland Coal Company today reported financial results for 2007. The Company reported a net loss applicable to common shareholders of $23.2 million ($2.53 per diluted share) for 2007 compared to a net loss of $15.1 million ($1.72 per diluted share) for 2006. The 2007 results include a $6.4 million (including interest) benefit from litigation settlement with the Combined Benefit Fund and a $5.6 million benefit from the sale of a coal royalty interest. These items were offset by $4.5 million in restructuring charges, a $4.0 million increase in depreciation, depletion and amortization in our coal segment reflecting new capital invested in our mines and higher depletion charges, a $1.1 million parts inventory write-off related to the new equipment plan at the Jewett Mine in connection with signing the new sales agreement in 2007, $1.6 million of costs incurred for a proposed rights offering, a $1.7 million impact from an unscheduled outage at the ROVA power plant, and higher borrowing costs in 2007 including the impact of funds borrowed to fund the acquisition of the remaining 50% ownership interest in ROVA in mid-2006. The results for 2006 included a $5.1 million gain from the sale of mineral interests in Colorado.

        On March 31, 2008, the Company issued a press release announcing the financial results for 2007. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 - Press release dated March 31, 2008

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 31, 2008	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 31, 2008